                                                      EXHIBIT 10.33

                            SEAFIRST BANK
                             Member FDIC
                      BUSINESS LOAN AGREEMENT

THIS BUSINESS LOAN AGREEMENT ("AGREEMENT") IS MADE BETWEEN BANK OF AMERICA NT&SA DBA SEAFIRST BANK ("BANK") AND OLYMPIC CASCADE FINANCIAL CORPORATION ("BORROWER") WITH RESPECT TO THE FOLLOWING:

                             PART A

I. TERM LOAN: Subject to the terms of this Agreement, Bank agrees to lend to Borrower as follows:

     (a)  AMOUNT:  $900,000-

     (b)  This loan matures on October 1, 1998

     (c) INTEREST RATE: The Bank's Fixed Rate Index plus 300 basis points. The interest rate shall be fixed for the term of the loan.

     (d) INTEREST RATE BASIS: All interest will be calculated at the per annum interest rate based on a 360-day year and applied to the actual number of days elapsed.

     (e) REPAYMENT: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement. Loan is subject to an economic prepayment penalty.

     (f) LOAN FEE: $2,000 payable when loan is funded. Loan fee is fully earned and non-refundable upon execution of this Agreement.

     (g)  OTHER FEE(s) (IDENTIFY):  None

     (h)  COLLATERAL:  None

                                                      EXHIBIT 10.33

                    BUSINESS LOAN AGREEMENT

                             PART B

1. PROMISSORY NOTE(s). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.

2. CONDITIONS TO AVAILABILITY OF LOAN/LINE OF CREDIT. Before Bank is obligated to disburse/make any advance, or at any time thereafter which Bank deems necessary and appropriate, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank ("loan documents"):

     2.1  Original, executed promissory note(s);

     2.2 Original executed security agreement(s) and/or deed(s) of trust covering the collateral described in Part A;

     2.3 All collateral described in Part A in which Bank wishes to have a possessory security interest;

     2.4  Financing statement(s) executed by Borrower;

     2.5 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consented to in writing by Bank;

   + 2.6  The following guaranty(ies) in favor of the Bank: None

   + 2.7  Subordination agreement(s) in favor of Bank executed by:  None

     2.8 Evidence that the execution, delivery, and performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

     2.9 Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this Agreement;

     2.10 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in sections 3.3, 3.5, 3.6, 3.7, 3.8 and such other matters as the Bank may reasonably request;

     2.11 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of in-house counsel);

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 2


3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank, except as Borrower has disclosed to Bank in writing, as of the date of this Agreement and hereafter so long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory notes that:

    +3.1 Borrower is duly organized and existing under the laws of the state of its organization as a:

                        General         Limited         Sole
      X Corporation     Partnership     Partnership     Proprietorship  dba
     ---             ---             ---             ---                    ----

          Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under, and complied with, where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities; the execution, delivery, and performance of this Agreement and such notes and other instruments required herein are within Borrower's powers, have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower, and this Agreement, such notes and the loan documents are valid and enforceable according to their terms;

     3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business), and no assets or revenues of the Borrower are subject to any lien except as required or permitted by this Agreement, disclosed in its financial statements or otherwise previously disclosed to Bank in writing;

     3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission and are and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

     3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith;

     3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other event has occurred which may have a material adverse effect on Borrower's financial condition;

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 3

     3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7) under this Agreement;

     3.8 Borrower has exercised due diligence in inspecting Borrower's properties for hazardous wastes and hazardous substances. Except as otherwise previously disclosed and acknowledged to Bank in writing: (a) during the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties; (b) Borrower has no actual or constructive knowledge that there has been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties by any prior owner or occupant of any of Borrower's properties; and
          (c) Borrower has no actual or constructive notice of any actual or threatened litigation or claims of any kind by any person relating to such matters. The terms "hazardous waste(s)," hazardous substance(s)," "disposal," "release," and "threatened release" as used in this Agreement shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986, as amended Pub. L. No. 99-499, the Hazardous Materials Transportation Act, as amended, 49 U.S. C. Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 49 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing.

4. AFFIRMATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s) Borrower will:

     4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes: repay a loan made to Borrower by FAI Overseas LTD on May 29, 1997.

     4.2 Promptly give written notice to Bank of. (a) all litigation and claims made or threatened affecting Borrower where the amount is $500,000 or more; (b) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; (c) any Event of Default under this Agreement or any other agreement with Bank or any other creditor or any event which become an Event of Default; and (d) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations;

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 4

     4.3 Borrower shall as soon as available, but in any event within 120 days following the end of Borrower's fiscal years and within 45 days following the end of each quarter provide to Bank, in a form satisfactory to Bank (including audited statements if required at any time by Bank), such financial statements and other information respecting the financial condition and operations of Borrower as Bank may reasonably request;

     4.4 Borrower will maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower and all policies covering property given as security for the loans shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty (30) days after notice from Bank, to obtain such additional insurance with an insurer satisfactory to the Bank;

     4.5 Borrower will pay all indebtedness taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become delinquent, except any which is being contested by the Borrower in good faith;

     4.6 Borrower will continue to conduct its business as presently constituted, and will maintain and preserve all rights, privileges and franchises now enjoyed, conduct Borrower's business in an orderly, efficient and customary manner, keep all Borrower's properties in good working order and condition, and from time to time make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved;

     4.7 Brrower will maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business;

     4.8 Brrower will permit representatives of Bank to examine and make copies of the books and records of Borrower and to examine the collateral of the Borrower at reasonable times;

     4.9 Borrower will perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided for herein or otherwise carry out the intent of this Agreement;

     4.10 Borrower will comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to any of Borrower's employee benefit plans;

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 5




     4.11 Borrower will permit representatives of Bank to enter onto Borrower's properties to inspect and test Borrower's properties as Bank, in its sole discretion, may deem appropriate to determine Borrower's compliance with section 5.8 of this Agreement; provided however, that any such inspections and tests shall be for Bank's sole benefit and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any third party.

5. NEGATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s):

     5.1 Borrower will not, during any fiscal year, expend or incur more than $250,000 for any single fixed asset whether or not payable that fiscal year or later under any purchase agreement or lease;

     5.2 Borrower will not, without the prior written consent of Bank, purchase or lease under an agreement for acquisition, incur any other indebtedness for borrowed money, mortgage, assign, or otherwise encumber any of Borrower's assets, nor sell, transfer or otherwise hypothecate any such assets except in the ordinary course of business. Borrower shall not guaranty, endorse, co-sign, or otherwise become liable upon the obligations of others, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For purposes of this paragraph, the sale or assignment of accounts receivable, or the granting of a security interest therein, shall be deemed the incurring of indebtedness for borrowed money;

     5.3 Borrower will not, without Bank's prior written consent, declare any dividends on shares of its capital stock, or apply any of its assets to the purchase, redemption or other retirement of such shares, or otherwise amend its capital structure;

     5.4 Borrower will not make any loan or advance to any person(s) or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except: (a) commercial bank time deposits maturing within one year, (b) marketable general obligations of the United States or a State, or marketable obligations fully guarantied by the United States, (c) short-term commercial paper with the highest rating of a generally recognized rating service, (d) other investments related to the Borrower's business. See Exhibit A.

     5.5 Borrower will not liquidate or dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease, or dispose of Borrower's business assets as a whole or such as in the opinion of Bank constitute a substantial portion of Borrower's business or assets;

     5.6 Borrower will not engage in any business activities or operations substantially different from or unrelated to present business activities or operations; and

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 6


     5.7 Borrower, and Borrower's tenants, contractors, agents or other parties authorized to use any of Borrower's properties, will not use, generate, manufacture, store, treat, dispose of, or release any hazardous substance or hazardous waste in, on, under or about any of Borrower's properties, except as previously disclosed to Bank in writing as provided in section 3.8; and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances, including without limitation those described in section 3.8.


6. WAIVER, RELEASE AND INDEMNIFICATION. Borrower hereby: (a) releases and waives any claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any of the applicable federal, state or local laws, regulations or ordinances, including without limitation those described in section 3.8, and (b) agrees to indemnify and hold Bank harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of (i) any of Borrower's representations and warranties with respect to hazardous wastes and hazardous substances contained in section 3.8, or (ii) section 5.8.

     The provisions of this section 6 shall survive the full and final payment of all sums outstanding under this Agreement and promissory notes and shall not be affected by Bank's acquisition of any interest in any of the Borrower's properties, whether by foreclosure or otherwise.

7. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make all sums of interest and principal outstanding under the loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all rights hereunder or at law:

     7.1 The Borrower shall fail to pay when due any amount payable by it hereunder on any loans or notes executed in connection herewith;

     7.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement for a period of fifteen
          (15) days after the earlier of written notice thereof shall have been given to the Borrower by Bank or Borrower or any Guarantor has knowledge of an Event of Default or an event that can become an Event of Default;

     7.3 Borrower shall fail to pay when due any other obligation for borrowed money, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation or any such other debt shall be declared to be due and payable and such failure shall continue after the applicable grace period;

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 7



     7.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made;

     7.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty
          (30) days or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;

     7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $500,000 which remains unpaid, unstayed on appeal, unbonded, or undismissed for a period of thirty (30) days;

     7.7 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will adversely affect Borrower's condition, operations or ability to repay the loan and/or line of credit;

     7.8 Failure of Bank to have a legal, valid and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this Agreement;

     7.9 Borrower dies, becomes incompetent, or ceases to exist as a going concern;

     7.10 Occurrence of an extraordinary situation which gives Bank reasonable grounds to believe that Borrower may not, or will be unable to, perform its obligations under this or any other agreement between Bank and Borrower; or

     7.11 Any of the preceding events occur with respect to any guarantor of credit under this Agreement, or such guarantor dies or becomes incompetent, unless the obligations arising under the guaranty and related agreements have been unconditionally assumed by the guarantor's estate in a manner satisfactory to Bank.

8. SUCCESSORS; WAIVERS. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

9.   ARBITRATION.

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 8

     9.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this Agreement or any Loan Document executed in connection with this Agreement or arising from any alleged tort shall be settled by arbitration in King County Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgement upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.

          For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated.

     9.2 Notwithstanding the provisions of Section 9.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property;

     9.3 No provision of this Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration. At Bank's option foreclosure under any deed of trust may be accomplished by exercise of the power of sale under the deed of trust or judicial foreclosure as a mortgage.


10. COLLECTION ACTIVITIES, LAWSUITS AND GOVERNING LAW. Borrower agrees to pay Bank all costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), to enforce this Agreement, any notes or any Loan Documents pursuant to this Agreement, whether or not suit is instituted. If suit is instituted by Bank to enforce this Agreement or any of these documents, Borrower consents to the personal jurisdiction of the Courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of this suit, being laid in King County, Washington. This Agreement and any notes and security agreements entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 9

11. ADDITIONAL PROVISIONS. Borrower agrees to the additional provisions set forth immediately following this Section 11 or on any "Exhibit A" attached to and hereby incorporated into Agreement. This Agreement supersedes all oral negotiations or agreements between Bank and Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.


     11.1 If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and (b) all other provisions shall remain in full force and effect.

     11.2 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive, absent manifest error.

     10.3 Bank may sell participations in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the right of set off against the Borrower and may enforce its interest in the Loan irrespective of any claims or defenses the Borrower may have against the Bank.


12. NOTICES. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

13. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                               EXHIBIT 10.33

COMPANY NAME
Business Loan Agreements - Part B
Page 10


This Business Loan Agreement (Parts A and B) executed by the parties on September 16, 1997. Borrower acknowledges having read all of the provisions of this Agreement and Borrower agrees to its terms.

SEAFIRST BANK                                OLYMPIC CASCADE FINANCIAL CORPORATION
Metropolitan Wholesale Banking Team 5


By:__________________________                By:________________________________
     G. Paul Grohe                                Steven A. Rothstein, Chairman

Title:    Vice President
Address:  1001 Fourth Avenue, 4th Floor      Address:  1001 - 4th Avenue,
          Seattle, WA  98154                           Suite 2200
                                                       Seattle, WA  98154


Phone:    (206) 358-0098                     Phone:    (206) 622-7200
Fax:      (206) 358-0019                     Fax:      (206) 343-6244

                                                               EXHIBIT 10.33





                           EXHIBIT A


Loan Agreement
Olympic Cascade Financial Corporation
September 16, 1997

Additional Terms, Agreements and Conditions:

1. Borrower agrees that its subsidiaries, now owned or hereafter acquired, will at all times maintain sufficient net capital per NASD rules 15c3-1 and IM-3130 to permit the advancing of cash, upstreaming of dividends, or otherwise providing funds to the Borrower in an amount sufficient to repay the loan.

2. Borrower pledges that its subsidiaries will own and maintain, in aggregate, an inventory of marketable securities whose market value, as recorded in their monthly FOCUS and quarterly 10-QSB reports, will not fall below 120% of the outstanding loan balance, and that it will notify the Bank if the value falls below 120% at any time during the life of the loan.

3. Borrower will obtain prior approval from Bank for any subsidiary acquisitions not to be funded with Borrower's common stock.

Olympic Cascade Financial Corporation

By:



-----------------------------------
Steven A. Rothstein, Chairman

                                                         EXHIBIT 10.33


                                                   BORROWING AGREEMENT

LOAN. By accepting this agreement from OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation ("Borrower"), the chief executive office of which is located at 1001 FOURTH AVE, SUITE 2200 SEATTLE, WA. 98154. BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION DOING BUSINESS AS SEAFIRST BANK (including its successors and/or assigns "Bank") promises to lend to Borrower the principal amount of $900,000.00 (the "Loan") in a single advance to be disbursed to Borrower.

PAYMENT. In return, Borrower promises to pay to the order of Bank the principal amount of $900,000.00, plus interest at a fixed rate of 8.950% per year, calculated on the basis of actual number of days elapsed over a year of 360 days (together the "Obligations"), to be paid as follows: in level principal payments of $150,000.00 dollars each on the 1st day of each month, beginning the 1st day of May, 1998; accrued interest is to be paid on the 1st day of each month, beginning the 1st day of October, 1997 with all outstanding principal and accrued interest to be paid in full on OCTOBER 1, 1998. Bank is authorized to automatically debit each required installment of principal and/or interest from Borrower's checking account number 10559409 at Bank, or such other deposit account at Bank as Borrower may authorize in the future. If a payment is 10 days or more late, Borrower, at Bank's option, will be charged 5.000% of the regularly scheduled payment or $20.00, whichever is greater. Borrower shall pay to Bank a loan fee of $2,000.00 upon execution of this agreement.

COLLATERAL.  Unsecured.

CONDITIONS.  Bank shall have no obligation to advance funds to Borrower until:

* Borrower and every other party whose signature is required on this agreement has signed this agreement.

* Bank has received proof satisfactory to Bank that all insurance required under this agreement is in effect.

COVENANTS.  Borrower shall deliver to Bank:

* Such other financial information as Bank may reasonably request from time to time.

Borrower shall also:

* Maintain replacement value insurance on all tangible Collateral against all risks, casualties, and losses through extended coverage or otherwise, with such policy or policies naming Bank as loss payee, as its interests may appear.

* Give Bank prompt written notice of any material adverse change in Borrowers financial condition.

* Keep accurate and complete books, accounts, and records, and during normal business hours, as often as Bank may reasonably request, permit Bank's authorized agents or employees to have access to Borrower's premises and financial records, and to make copies or abstracts of such records.

REMEDIES. If Borrower violates any promise of this agreement; or if any guarantor of any of the Obligations shall violate any of its promises to Bank; or Borrower defaults under any other agreement with Bank; or if anything should happen which significantly impairs Borrower's financial condition, the value of the Collateral, or Bank's prospects for repayment of the Obligations, Bank may refuse to make any further advances of funds to Borrower, may immediately demand payment in full of all Obligations (which, at Bank's option, shall bear interest from the date of such demand at a rate of 4% in excess of the rate otherwise applicable under this agreement), and may use any one or more of its remedies given under this agreement or by the laws of Washington State. Borrower shall, if demanded by Bank, pay all of Bank's costs, expenses, and attorneys' fees (including the cost of in-house counsel) incurred in collecting the Obligations, or arising out of the transaction reflected by this agreement, which is governed by the laws of Washington. If neither party elects or has the right to elect arbitration under the following paragraph, any lawsuit relating to this agreement may be brought in a court located in King County, Washington, or at Bank's option where necessary to obtain jurisdiction over any Borrower, guarantor, or Collateral.

ARBITRATION. Any dispute relating to this agreement (in contract or tort) shall be settled by arbitration if requested by Bank, Borrower, or any other party to the dispute (such as guarantor); PROVIDED, however, that both Bank and Borrower must consent to a request for arbitration relating to an obligation secured by real property or a marine vessel. The arbitration proceedings shall be held in Seattle, Washington by the American Arbitration Association under its commercial rules of arbitration, by a single arbitrator. The United States Arbitration Act will apply. Judgment upon the arbitration award may be entered in any court having jurisdiction. Commencement of a lawsuit shall not constitute a waiver of the right of any party to request arbitration if the lawsuit is contested. Likewise, any party may exercise self-help remedies such as setoff, foreclosure, repossession, or sale of any collateral before, after, or during arbitration without waiving the right to request arbitration. At Bank's option, foreclosure under a deed of trust may be made judicially (as a mortgage) or nonjudicially (by power of sale).

DEFINITIONS. For purposes of this agreement, terms defined in the Washington version of the Uniform Commercial Code, R.C.W. 62A.9-101, ET SEQ. ("UCC"), and not otherwise defined in this agreement, shall have the meaning given in the UCC; and an accounting term not otherwise defined in this agreement shall have the meaning assigned to it under generally accepted accounting principles.

AMENDMENTS. This agreement can only be amended in writing, signed by the party to be bound by such amendment. If Borrower shall enter into, or has entered into, other borrowing agreements with Bank, each such agreement shall supplement the other, and Borrower must comply with each such agreement independently, unless otherwise agreed in writing by Bank. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This agreement is dated September 16, 1997

Bank:     SEAFIRST BANK


By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

Borrower: OLYMPIC CASCADE FINANCIAL CORPORATION


Signature:
          -------------------------

By:       STEVEN A. ROTHSTEIN
   --------------------------------

Title:    CHAIRMAN & CEO
      -----------------------------